EXHIBIT 10.5

                          CONSENT TO SUBLEASE AGREEMENT
                                (THE "AGREEMENT")

This Agreement made as of JUNE 14, 2004.

Amongst:

                CONSOLIDATED PROPERTIES (520 - 5(TM) AVENUE) LTD.
                   (hereinafter referred to as the "Landlord")

                                                               OF THE FIRST PART
                                       and

                        PARADIGM GEOPHYSICAL CANADA LTD.

                    (hereinafter referred to as the "Tenant")

                                                              OF THE SECOND PART

                                       and

                             BRYCOL CONSULTING LTD.

                  (hereinafter referred to as the "Subtenant")

                                                               OF THE THIRD PART

RECITALS

A. By lease dated June 30, 2003 (the "Lease") between Consolidated Properties (520 - 5th Avenue) Ltd. ("Consolidated") and the Tenant, Consolidated leased to the Tenant the premises (the "25th Floor Premises") known as Suite 2500 with an approximately area of 8,076 located on the 25th floor of the building located at 520 - 5th Avenue SW, Calgary, Alberta (the "Building") more particularly described in the Lease.

B. By offer to sublease (the "Sublease") accepted May 13, 2004 the Tenant agreed to sublease the 25th Floor Premises to the Subtenant on the terms and conditions more particularly described herein.

E. The Tenant has requested that the Landlord consent to the Sublease, a copy of which is attached hereto as Schedule "A".

THEREFORE THIS AGREEMENT witnesses that in consideration of the consent of the Landlord to the Sublease and the mutual covenants and agreements contained below, the parties hereto agree as follows:

1.    Interpretation

      The capitalized terms used herein and not otherwise defined herein shall have the meanings given thereto in the Lease.

2.    Subtenant Bound By Lease

      The Subtenant agrees to be bound by and perform all terms and conditions of the Lease except for those obligations as to Rent and the Term. The Tenant and the Subtenant agree, on a joint and several basis, to indemnify and save harmless the Landlord against any and all actions suffered by the landlord and arising from a breach by the Subtenant of any of its obligations under this agreement or the Sublease or resulting from the occupancy of the premises under the Sublease by the Subtenant. The Tenant agrees any default by the Subtenant under this Agreement shall be deemed to be a default under the Lease.

3.    Conditions to Agreement

      The Landlord hereby consents to the Sublease subject to the terms and conditions of this Agreement. The Tenant and the Subtenant acknowledge and agree that this Agreement is expressly conditional upon:

      a.    the Tenant performing its obligations under the Lease; and

      b. the Subtenant performing its obligations under the Sublease to the extent that a breach of any such obligation would be, if not performed, a breach under the Lease.

      These conditions are for the sole benefit of the Landlord and if breached will entitle the Landlord,, at its option, to waive such breach or terminate this Agreement upon written notice to the Subtenant and Tenant without limiting any other remedies of the landlord under this Agreement, the Lease or at law or equity.

4.    No Release

      This Agreement shall in no way release the Tenant or any person or entity claiming by, through or under the Tenant, including the Subtenant, from any of its covenants, agreements, liabilities and duties under the Lease (including, without limitation, all duties to cause and keep Landlord and others named or referred to in the Lease fully insured and indemnified with respect to any acts or omissions of the Subtenant or its agents, employees or invitees or other matters arising by reason of the Sublease or the Subtenant's use occupancy of the Premises), as the same may be amended from time to time, without respect to any provision to the contrary in the Sublease.

5.    Specific Provisions of Lease and Sublease

      This Agreement does not constitute approval by Landlord of any of the provisions of the Sublease nor shall this Agreement be construed to amend the Lease in any respect. Any purported modifications of the Lease contained in the Sublease shall be solely for the purpose of setting forth the rights and obligations as between the Tenant and the Subtenant and shall not be binding on the Landlord.

6.    Amendment of Sublease

      The Tenant and the Subtenant shall not amend the Sublease in any respect without the prior written approval of the Landlord, such approval not to be unreasonably withheld. In no event shall any such amendment affect or modify or be deemed to affect or modify the Lease in any respect. If the Sublease is an agreement to sublease and the tenant and the Subtenant subsequently enter into a sublease, the Tenant shall provide a fully executed true copy of the sublease to the Landlord and the provisions of this Agreement shall be deemed to apply to such sublease.

7.    Limited Agreement

      This Agreement does not and shall not be construed or implied to be a consent to any other matter for which the Landlord's consent is required under the Lease, including, without limitation, any alterations to the Premises, any additional sublease of the Premises or part thereof, any assignment or transfer of the Lease or any interest therein or any transfer or assignment of this Sublease.

8.    The Tenant's Continuing Liability

      The Tenant shall be liable to the Landlord for any default under the Lease, whether such default is caused by the Tenant or the Subtenant or anyone claiming by or through either the Tenant or the Subtenant, but the foregoing shall not be deemed to restrict or diminish any right which the Landlord may have against the Subtenant pursuant to the Lease, in law or in equity for violation of the Lease or otherwise, including, without limitation, the right to enjoin or otherwise restrain any violation of the Lease by the Subtenant.

9.    Acceptance by the Tenant and the Subtenant

      The Tenant and the Subtenant understand and acknowledge that the Landlord has agreed to execute this Agreement based upon the Tenant's and the

      Subtenant's acknowledgement and acceptance of the terms and conditions hereof.

10.   Insurance

      Effective the earlier of the commencement date of the Sublease or occupancy by the Subtenant of the subleased premises, in addition to complying with the requirements of the Lease as to insurance as if the Subtenant were the Tenant thereunder, the Subtenant agrees to provide evidence of such insurance prior to taking possession of the Premises. The Subtenant confirms that the insurance it is required to place for the Premises under this Agreement and the Sublease is being placed for the benefit of the Landlord and the Tenant. The Subtenant confirms that its insurance is primary in relationship to the Landlord's and the Tenant's insurance. The Tenant confirms its insurance is primary in relationship to the Landlord's insurance.

11.   Subordination

      The Sublease is, in all respects, subject and subordinate to the Lease, as the same may be amended. Furthermore, in the case of any conflict between the provisions of this Agreement or the Lease and the provisions of the Sublease, the provisions of this agreement or the Lease, as the case may be, shall prevail unaffected by the Sublease.

12.   Additional Rent

      Notwithstanding anything to the contrary herein, the Tenant acknowledges and agrees that the Tenant will promptly pay to the Landlord throughout the Term of the Lease any Additional Rent owed to the Landlord as required under the Lease, and otherwise comply with the provisions of the Lease which may be relevant to the Sublease. Without limiting the generality of the foregoing, the Tenant specifically agrees to pay all of the Landlord's costs, charges and expenses, including reasonable lawyer's fees, incurred in connection with the Sublease and this Agreement upon submission of bills therefore, and that the failure to pay the same upon demand shall be a default under the Lease.

13.   Termination of Lease and Attornment

      If at any time prior to the expiration of the term of the Sublease the Lease shall terminate or be terminated for any reason (or the Tenant's right to possession shall terminate without termination of the Lease), the Sublease and all parking rights thereunder shall simultaneously terminate. However, the Subtenant agrees, at the election and upon written demand of the Landlord, and not otherwise, that it shall be deemed to have attorned to the Landlord and entered in a new lease (the "New Lease") for the remainder of the term of the Sublease (the "Remainder Term") and the New Lease and such attornment shall be upon all of the same terms and conditions of the Lease except that: (i) the term of the New Lease shall be the Remainder Term; (ii) the premises shall be the premises described in the Sublease; and (iii) the basic rent under the New Lease shall be the greater of the Net Rent payable under the Lease or the then current market rent for similar improved premises in similar buildings in similar locations (without reference to subleased premises) as determined by the Landlord objectively and on written notice to the Subtenant. The foregoing provisions of this paragraph shall apply notwithstanding that, as a matter of law, the Sublease may otherwise terminate upon the termination of the Lease, and no further instrument shall be required to give effect to such provisions. The New Lease shall be effective on the date the Lease is terminated and the Subtenant shall be liable to make all readjustments necessary to give effect to the New Lease within 5 days of written notice from the Landlord. Upon the demand of the Landlord, however, the Subtenant agrees to execute, from time to time, documents in confirmation of the foregoing provisions of this paragraph satisfactory to the landlord in which the Subtenant shall acknowledge such attornment and shall set forth the terms and conditions of its tenancy. Nothing contained in this paragraph shall be construed to impair or modify any right otherwise exercisable by the Landlord, whether under the Lease, or under any other agreement or in law.

14.   Services

      the Tenant hereby agrees that the Landlord may furnish to the Premises services required by the Subtenant other than or in addition to those to be provided under the Lease, and bill the Subtenant directly for such services for the convenience of, and without notice to, the Tenant. The Subtenant hereby agrees to pay the Landlord all amounts which may become due for such services on the due dates therefore. If the Subtenant shall fail to do so, however, the Tenant agrees to pay such amounts to the Landlord upon demand as Additional Rent under the Lease, and the failure to pay the same upon demand shall be a payment default under the Lease.

15.   Waiver and Privity

      Nothing herein contained shall be deemed a waiver of any of the Landlord's rights under the Lease. Except as expressly provided in this Agreement, the Landlord shall not be deemed to have privity of contract with the Subtenant or owe any obligation or duty to the Subtenant under the Lease or otherwise until such time as the Landlord exercises its option under paragraph 13 hereof. Any duties of the Landlord under the Lease shall be solely in favour of, for the benefit of and enforceable by the Tenant.

16.   Notices

      The Subtenant agrees to promptly deliver a copy to the Landlord of all notices of default and all other notices sent to the Tenant under the Sublease, and the

      Tenant agrees to promptly deliver a copy to the Landlord of all such notices sent to the Subtenant under the Sublease. The Landlord agrees to promptly deliver a copy to the Subtenant of all notices of default sent to the Tenant. All copies of any such notices shall be delivered personally or sent by registered or certified mail, postage prepaid, return receipt requested or by facsimile transmission to the parties as follows:

      if to the Landlord, at the Landlord's address in the Lease;

      if to the Tenant,

      Suite  600,  520 - 5th  Avenue  SW  Calgary,  Alberta  T2P 3R7  Facsimile:
      403-750-3536

      if to the Subtenant,


      Suite 2500, 520 - 5th Avenue SW
      Calgary, Alberta T2P 3R7
      Attention: Paul Hookman
      Facsimile: 403-234-0301

      or such other address specified in writing by any party to the other parties from time to time.

17.   More Than One Entity

      If either the Tenant or the Subtenant is comprised of more than one person, the covenants of each of such persons comprising the Tenant or the Subtenant as the case may be shall be deemed joint and several and not several. In this Agreement, "person" means and includes (without limitation) any individual, partnership, firm, company, corporation, incorporated or unincorporated association, co-tenancy, joint venture, syndicate, trust, government, governmental or quasi-governmental agency, board, commission or authority, organization or any other form of entity howsoever designated or constituted or any group, combination or aggregation of any of them.

18.   The Tenant and the Subtenant Bound

      By executing this Agreement, the Tenant and the Subtenant acknowledge and agree to be bound by all of the terms and conditions of the Landlord's consent to the Sublease as set forth herein.

19.   Amendments

      This Agreement may be altered or amended only by a written agreement signed by all parties to this Agreement.

20.   Governing Laws

      This Agreement shall be governed by the laws of Alberta and Canada applicable therein.

21.   Successors and Assigns

      This Agreement will enure to the benefit and be binding upon the parties to this Agreement and their respective successors and assigns.

22.   Counterpart Execution

      This Agreement may be executed in any number of counterparts, with the same effect as if all the parties had signed the same document and will be come effective once a signed counterpart is delivered by each of the parties to the other. This Agreement shall be deemed to be executed under seal by all parties even if a party fails to apply its seal.

--------------------------------------------------------------------------------
          THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK
--------------------------------------------------------------------------------

Execution by Fax

This Agreement may be executed by a party and delivered by fax and if so executed and transmitted, this Agreement will be for all purposes effective as if the parties had delivered and executed the original Agreement.

IN WITNESS WHEREOF the Landlord, the Tenant and the Subtenant have duly executed this Agreement as of the date and year first written above.

                                           CONSOLIDATED PROPERTIES
                                           (520 - 5TH AVENUE) LTD.


                                           Per: /s/ V. Boure
                                              ----------------------------------
                                              Name: V. Boure
                                              Authorized Signatory


                                           Per:_________________________________
                                               Name:
                                               Authorized Signatory


                                           PARADIGM GEOPHYSICAL CANADA LTD.


                                           Per: /s/ M Rayner
                                              ----------------------------------
                                              Name: M. Rayner
                                              Authorized Signatory


                                           Per:_________________________________
                                               Name:
                                               Authorized Signatory


                                           BRYCOL CONSULTING LTD.


                                           Per: /s/ Paul James Hookham
                                              ----------------------------------
                                              Name: Paul James Hookham
                                              Authorized Signatory


                                           Per:_________________________________
                                               Name:
                                               Authorized Signatory

                                   SCHEDULE"A"
                           COPY OF SUBLEASE ATTACHED)

May 13, 2004

Paradigm Geophysical Canada Ltd.
c/o CMN Calgary Inc.
1000 Royal Bank Building
335-8th Avenue S.W.
Calgary, AB T2P 1C9

Dear Sirs:

This Offer to Sublease ("Offer") formally expresses the intent of Brycol Consulting Ltd. to sublease from Paradigm Geophysical Canada Ltd. those certain premises on the 25* floor of 520 - 5"1 Avenue S.W. (the "Building") upon the following terms and conditions:

1. SUBTENANT:     Brycol Consulting Ltd.

2. SUBLANDLORD:   Paradigm Geophysical Canada Ltd.

3. SUBPREMISES:   The subleased premises shall comprise of the 25th floor of the
                  Building as outlined in Schedule "A" attached hereto having a rentable area (the "Rentable Area") of approximately Eight
                  Thousand Seventy Six (8,076) square feet (the  "Subpremises").
                  The Rentable Area of the Subpremises shall be determined in accordance with the Landlord's current building measurement standards.

4. CONDITION OF
   SUBPREMISE:    The  Subpremises  shall be accepted and leased by Subtenant on an  "as-is"  basis  with  respect  to all  existing  leasehold improvements  contained  therein.  The Subtenant agrees not to make,  erect,  install or alter any leasehold  improvements in the  Subpremises  without  having  obtained the prior  written
                  approval  of  the   Sublandlord,   (not  to  be   unreasonably
                  withheld), and the Landlord's approval in accordance with the provisions of the Lease. The Subtenant's request for any approval hereunder shall be in writing and accompanied by an adequate description of the contemplated work and where appropriate, working drawings and specifications thereto.

5. TERM
   OF SUBLEASE:   The term of the Sublease  shall  commence on July 1, 2004 (the
                  "Commencement  Date")  and  expire on  October  30,  2008 (the
                  "Term").

6. BASIC RENT:    The Subtenant  shall pay Fifteen  Dollars Fifty Cents ($15.50)
                  per  rentable  square  foot to the  Sublandlord  as Basic Rent
                  ("Basic Rent") for the Subpremises in respect of each year of the Term.

7. ADDITIONAL
   RENT: Throughout the Term, the Subtenant shall pay to the Sublandlord its pro-rata share of operating expenses and taxes (the estimated for 2004 is $10.44 per rentable square foot), and all other amounts of additional rent (the "Additional Rent") pertaining to the Subpremises in accordance with the provisions of the Lease.

                  In addition to the foregoing, the Subtenant shall also be responsible to pay business taxes pertaining to its use and occupation of the Subpremises.

8. DEPOSIT:       Upon the  unconditional  acceptance of this Offer to Sublease, the Subtenant shall provide an additional deposit, in the amount of Thirty Five Thousand ($35,000) payable to CMN
                  Calgary Inc., in trust, to be held without interest and applied to Basic Rent, Additional Rent and GST falling due for the first one (1) month and the balance to be applied against the last one (1) month of the Term.

9. SUB-SUBLETTING
   AND ASSIGNMENT:The Subtenant shall not be permitted to assign the Sublease or to sub-sublease the Subpremises or any portion thereof without the Sublandlord's prior written approval not to be unreasonably withheld and the Landlord's prior written approval subject to the provisions of the Lease. Any such sub-subletting or assignment shall not relieve the Subtenant of its covenants and obligations under this Sublease.

10.SUBLANDLORD'S
   CONDITIONS:    This Offer is subject to the following conditions:

                  a) Review and approval by the Sublandlord of the financial status of the Subtenant within five (5) business days of mutual acceptance of this Offer. The Subtenant agrees to provide the Sublandlord, within two (2) business days of such request with credit references and such other financial information relating to Subtenant as Sublandlord may request and Subtenant consents to Sublandlord making such inquiries as Sublandlord deems necessary, and

                  b) the Sublandlord obtaining the Landlord's consent to the proposed Sublease on in accordance with the Headlease; and

                  c) Sublandlord  Executive approval of this approval within TWO
                  (2) BUSINESS DAYS.

                  These Conditions are for the benefit of the Sublandlord and must be waived in writing by the Sublandlord. If written notification of the satisfaction or waiver of these conditions precedent is not provided by the Sublandlord to the Subtenant within the aforesaid time, this Offer to Sublease shall be null and void and of no further force and effect.

11.SUBTENANT'S
   CONDITIONS:    This Offer is subject to the following conditions:

                  a) Subtenant's review and acceptance of the Sublandlord's Standard Form of Lease within five (5) business days of mutual agreement to the business terms of this Offer.

                  This Condition is for the benefit of the Subtenant and must be waived in writing by the Subtenant. If written notification of the satisfaction or waiver of this condition precedent is not provided by the Subtenant to the Sublandlord within the aforesaid time, this Offer to Sublease shall be null and void and of no further force and effect.

12.FORMAL
   DOCUMENTATION: Within seven (7) business  days  following  the  unconditional acceptance of this Offer, the Sublandlord agrees to prepare and deliver to the Subtenant a sublease agreement (the "Sublease"), which shall incorporate the provisions of this Offer and the underlying provisions of the Lease, except for the amount of Basic Rent, rights of renewal, rights of expansion, rights of first refusal, rights of termination and such other similar rights. The Subtenant shall execute and return the Sublease to Sublandlord within five (5) business days from the date of receipt, and in any event prior to obtaining possession of the Subpremises. It is acknowledged that the Landlord must approve the Sublease, to confirm that the terms in the Sublease conform to the terms in this Offer. The Sublease will contain a condition to allow for the obtaining of the Landlord's confirmation.

13.FIXTURES:      AIR HANDLING  UNIT/RAISED FLOOR -The air handling unit and the raised floor located in the computer room shall be for the sole and exclusive use of the Subtenant. The daily maintenance of the two fixtures shall be the sole responsibility of the Subtenant. Provided the Subtenant is in occupancy of the Premises the air handling unit and raised floor shall be the sole exclusive use of the Subtenant. If the Subtenant is not in occupancy of the Premises the fixtures, including any restoration, shall revert to the SublandloroVLandlord.

14.PARKING:       The  Sublandlord  shall  provide  three (3)  assigned  parking stalls in the Building parking lot (at standard rates) for the Subtenant's use during the Term. (Stalls 26, 46 and 47)

15.TRANSMISSION
   VIA FACSIMILE: All  parties  agree  that this  Letter may be  transmitted  by facsimile device and that reproduction of signatures by way of this facsimile device will be treated as though such reproductions were executed originals and communication by such means will be legal and binding.

16.BASIC FREE
   RENT: The Subtenant shall not be obliged to pay Basic Rent for July 2004and one half (1/2) of August 2004.

17.ACCEPTANCE:    This Counter  Offer to Sublease is open for  acceptance by the
                  Sublandlord on or before 4:00 p.m. May 20,2004 and if accepted it is the intention of the Sublandlord and the Subtenant that subject only to the conditions set out in Paragraph 11 and 12 herein, this accepted Offer constitutes a binding contract and the provisions hereof are to be interpreted accordingly, and if not accepted by then, will be null and void and of no further effect.

Should you find these terms and conditions acceptable, please indicate your acceptance by executing below and returning to our attention.

Yours truly,

BRYCOL CONSULTING LTD.


Per: /s/ Paul Hookham
   --------------------------------
   Name: Paul Hookham


The terms and conditions of this Letter are hereby agreed to and accepted this 31st day of May 2004.

PARADIGM GEOPHYSICAL CANADA LTD.


Per:  /s/ M. Rayner
   --------------------------------
   M. Rayner
   Authorized Signature

                                  SCHEDULE "A"
                                   FLOOR PLAN


      (Floor Plan Image)

                                  SCHEDULE "A"
               Attached to and forming part of a Sublease between
           Brycol Consulting Ltd. and Paradigm Geophysical Canada Ltd.
                                   FLOOR PLAN


      (Floor Plan Image)